GUARANTY AGREEMENT


                                       by


                        KINDER MORGAN ENERGY PARTNERS, L.P.


                                   in favor of


                 FIRST UNION NATIONAL BANK OF NORTH CAROLINA, AS AGENT



                                FEBRUARY 14, 1997


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                                TABLE OF CONTENTS


                                                                            Page

     ARTICLE 1     General Terms

         Section 1.1 Terms Defined Above..................1
         Section 1.2 Certain Definitions..................1
         Section 1.3 Credit Agreement Definitions.........2

     ARTICLE 2     The Guaranty

         Section 2.1 Liabilities Guaranteed...............3
         Section 2.2 Nature of Guaranty...................3
         Section 2.3 Agent's Rights.......................3
         Section 2.4 Guarantor's Waivers..................3
         Section 2.5 Maturity of Liabilities; Payment.....4
         Section 2.6 Agent's Expenses.....................4
         Section 2.7 Liability............................4
         Section 2.8 Events and Circumstances Not Reducing
                     or Discharging Guarantor's
                     Obligations..........................4
         Section 2.9 Subrogation..........................7

     ARTICLE 3     Representations, Warranties and Covenants

         Section 3.1 By Guarantor.........................7
         Section 3.2 No Representation by Lenders.........8
         Section 3.3 Covenants............................8

     ARTICLE 4     Subordination of Indebtedness

         Section 4.1 Subordination of All Guarantor Claims11
         Section 4.2 Claims in Bankruptcy................12
         Section 4.3 Payments Held in Trust..............12


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         Section 4.4 Liens Subordinate.......................12
         Section 4.5 Notation of Records.................12

     ARTICLE 5     Miscellaneous

         Section 5.1 Successors and Assigns..............13
         Section 5.2 Notices.............................13
         Section 5.3 Business and Financial Information..13
         Section 5.4 Construction........................13
         Section 5.5 Invalidity..........................13
         Section 5.6 ENTIRE AGREEMENT....................13



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                               GUARANTY AGREEMENT


     THIS GUARANTY AGREEMENT by KINDER MORGAN ENERGY PARTNERS, L.P. (formerly known as Enron Liquids Pipeline, L.P.), a Delaware limited partnership (the "Guarantor"), is in favor of FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as agent (the "Agent") for the lenders (the "Lenders") that are or become parties to the Credit Agreement defined below.

                              W I T N E S S E T H:

     WHEREAS, on even date herewith, KINDER MORGAN OPERATING L.P. "B" (formerly known as Enron Transportation Services, L.P.), a Delaware limited partnership (the "Borrower"), the Agent and the Lenders have entered into that certain Credit Agreement (as the same may be amended from time to time, the "Credit Agreement"); and

     WHEREAS, one of the terms and conditions stated in the Credit Agreement for the making of the loans described therein is the execution and delivery to the Agent for the benefit of the Lenders of this Guaranty Agreement;

     NOW, THEREFORE, (i) in order to comply with the terms and conditions of the Credit Agreement, (ii) to induce the Lenders, at any time or from time to time, to loan monies, with or without security to or for the account of Borrower in accordance with the terms of the Credit Agreement, (iii) at the special insistence and request of the Lenders, and (iv) for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees as follows:

                         ARTICLE 1

                                  General Terms

     Section 1.1 Terms Defined Above. As used in this Guaranty Agreement, the terms "Borrower", "Guarantor", "Credit Agreement" and "Lenders" shall have the meanings indicated above.

     Section 1.2 Certain Definitions. As used in this Guaranty Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

     "Guarantor Claims" shall have the meaning indicated in Section 4.1 hereof.

     "Guaranty Agreement" shall mean this Guaranty Agreement, as the same may from time to time be amended or supplemented.

     "Liabilities" shall mean (a) any and all indebtedness, obligations and liabilities of the Borrower pursuant to the Credit Agreement, including without limitation, the


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     unpaid  principal  of  and  interest  on  the  Notes,   including   without
     limitation, interest accruing subsequent to the filing of a petition or other action concerning bankruptcy or other similar proceeding; (b) any additional loans made by the Lenders to the Borrower; (c) payment of and performance of any and all present or future obligations of the Borrower according to the terms of any present or future interest or currency rate swap, rate cap, rate floor, rate collar, exchange transaction, forward rate agreement or other exchange or rate protection agreements or any option with respect to any such transaction now existing or hereafter entered into between the Borrower and any of the Lenders; (d) payment of and performance of any and all present or future obligations of the Borrower according to the terms of any present or future swap agreements, cap, floor, collar, exchange transaction, forward agreement or other exchange or protection agreements relating to crude oil, natural gas or other hydrocarbons or any option with respect to any such transaction now existing or hereafter entered into between the Borrower and any of the Lenders; (e) all reimbursement obligations for drawn or undrawn portions under any letter of credit now outstanding or hereafter issued under the Credit Agreement, including without limitation, the Support Letter of Credit and the
     Replacement   Letter  of  Credit  and  any  letters  of  credit  issued  in replacement thereof and all principal and interest on the Replacement Term Note and the Support Term Note, including without limitation, interest accruing subsequent to the filing of a petition or other action concerning bankruptcy or other similar proceeding; (f) any and all other indebtedness, obligations and liabilities of any kind of the Borrower to the Lenders, now or hereafter existing, arising directly between the Borrower and the Lenders or acquired outright, as a participation, conditionally or as collateral security from another by the Lenders, absolute or contingent, joint and/or several, secured or unsecured, due or not due, arising by
     operation  of  law  or   otherwise,   or  direct  or  indirect,   including
     indebtedness, obligations and liabilities to the Lenders of the Borrower as a member of any partnership, syndicate, association or other group, and whether incurred by the Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise and (g) all renewals, rearrangements, increases, extensions for any period, amendments or supplement in whole or in part of the Notes or any documents evidencing the above.

     "Loan Documents" shall mean the Credit
     Agreement, the Letter of Credit, the Fee Letter, the Notes and the Security Instruments.


     Section 1.3 Credit Agreement Definitions. Unless otherwise defined herein, all terms beginning with a capital letter which are defined in the Credit Agreement shall have the same meanings herein as therein.




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                                    ARTICLE 2

                                  The Guaranty

     Section 2.1 Liabilities Guaranteed. Guarantor hereby irrevocably and unconditionally guarantees the prompt payment of the Liabilities when due, whether at maturity or otherwise.

     Section 2.2 Nature of Guaranty. This Guaranty Agreement is an absolute, irrevocable, completed and continuing guaranty of payment and not a guaranty of collection, and no notice of the Liabilities or any extension of credit already or hereafter contracted by or extended to Borrower need be given to Guarantor. This Guaranty Agreement may not be revoked by Guarantor and shall continue to be effective with respect to debt under the Liabilities arising or created after any attempted revocation by Guarantor and shall remain in full force and effect until the Liabilities are paid in full and the Aggregate Credit Commitments are terminated, notwithstanding that from time to time prior thereto no Liabilities may be outstanding. Borrower and the Lenders may modify, alter, rearrange, extend for any period and/or renew from time to time, the Liabilities, and the Lenders may waive any Default or Events of Default without notice to the Guarantor and in such event Guarantor will remain fully bound hereunder on the Liabilities. This Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Liabilities is rescinded or must otherwise be returned by any of the Lenders upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made. This Guaranty Agreement may be enforced by the Agent and any subsequent holder of any of the Liabilities and shall not be dis-charged by the assignment or negotiation of all or part of the Liabilities. Guarantor hereby expressly waives presentment, demand, notice of non-payment, protest and notice of protest and dishonor, notice of Default or Event of Default, notice of intent to accelerate the maturity and notice of acceleration of the maturity and any other notice in connection with the Liabilities, and also notice of acceptance of this Guaranty Agreement, acceptance on the part of the Lenders being conclusively presumed by the Lenders' request for this Guaranty Agreement and delivery of the same to the Agent.

     Section 2.3 Agent's Rights. Guarantor authorizes the Agent, without notice or demand and without affecting Guarantor's liability hereunder, to take and hold security for the payment of this Guaranty Agreement and/or the Liabilities, and exchange, enforce, waive and release any such security; and to apply such security and direct the order or manner of sale thereof as the Agent in its discretion may determine; and to obtain a guaranty of the Liabilities from any one or more Persons and at any time or times to enforce, waive, rearrange, modify, limit or release any of such other Persons from their obligations under such guaranties.

     Section 2.4 Guarantor's Waivers. To the extent permitted by applicable law, Guarantor waives any right to require Agent or any of the Lenders to (i) proceed against Borrower or any other person liable on the Liabilities, (ii) enforce any of their rights against any other guarantor of the Liabilities (iii) proceed or enforce any of their rights against or exhaust any security given


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to secure the  Liabilities  (iv) have Borrower joined with Guarantor in any suit arising out of this Guaranty Agreement and/or the Liabilities, or (v) pursue any other remedy in the Lenders' powers whatsoever. The Lenders shall not be required to mitigate damages or take any action to reduce, collect or enforce the Liabilities. Guarantor waives to the extent permitted by applicable law any defense arising by reason of any disability, lack of corporate authority or power, or other defense of Borrower or any other guarantor of the Liabilities, and shall remain liable hereon regardless of whether Borrower or any other guarantor be found not liable thereon for any reason. Whether and when to exercise any of the remedies of the Agent and Lenders under any of the Loan Documents shall be in the sole and absolute discretion of the Agent or the Majority Lenders, and no delay by the Agent in enforcing any remedy, including delay in conducting a foreclosure sale, shall be a defense to the Guarantor's liability under this Guaranty Agreement. To the extent allowed by applicable law, the Guarantor hereby waives any good faith duty on the part of the Agent in exercising any remedies provided in the Loan Documents.

     Section 2.5 Maturity of Liabilities; Payment. Guarantor agrees that if the maturity of any of the Liabilities is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this Guaranty Agreement without demand or notice to Guarantor. Guarantor will, forthwith upon notice from the Agent, pay to the Agent the amount due and unpaid by Borrower and guaranteed hereby. The failure of the Agent to give this notice shall not in any way release Guarantor hereunder.

     Section 2.6 Agent's Expenses. If Guarantor fails to pay the Liabilities after notice from the Agent of Borrower's failure to pay any Liabilities at maturity, and if the Agent obtains the services of an attorney for collection of amounts owing by Guarantor hereunder, or obtaining advice of counsel in respect of any of their rights under this Guaranty Agreement, or if suit is filed to enforce this Guaranty Agreement, or if proceedings are had in any bankruptcy, probate, receivership or other judicial proceedings for the establishment or collection of any amount owing by Guarantor hereunder, or if any amount owing by Guarantor hereunder is collected through such proceedings, Guarantor agrees to pay to the Agent the Agent's reasonable attorneys' fees.

     Section 2.7 Liability. It is expressly agreed that the liability of the Guarantor for the payment of the Liabilities guaranteed hereby shall be primary and not secondary.

     Section 2.8 Events and Circumstances Not Reducing or Discharging Guarantor's Obligations. Guarantor hereby consents and agrees to each of the following to the fullest extent permitted by law, and agrees that Guarantor's obligations under this Guaranty Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

         (a)  Modifications, etc. Any renewal,
     extension, modification, increase, decrease, alteration or rearrangement of all or any part of the Liabilities, or of


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     the Notes, or the Credit Agreement or any instrument executed in connection therewith, or any contract or understanding between Borrower and any of the Lenders, or any other Person, pertaining to the Liabilities;

         (b)  Adjustment, etc.  Any adjustment,
     indulgence, forbearance or compromise that might be granted or given by any of the Lenders to Borrower or Guarantor or any Person liable on the Liabilities;

         (c) Condition of Borrower or Guarantor. The insolvency, bankruptcy arrangement, adjustment, composition, liquidation, disability, dissolution, death or lack of power of Borrower or Guarantor or any other Person at any time liable for the payment of all or part of the Liabilities; or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders, partners, or members of Borrower or Guarantor; or any reorganization of Borrower or Guarantor;

         (d) Invalidity of Liabilities. The invalidity, illegality or unenforceability of all or any part of the Liabilities, or any document or agreement executed in connection with the Liabilities, for any reason whatsoever, including without limitation the fact that the Liabilities, or any part thereof, exceed the amount permitted by law, the act of creating the Liabilities or any part thereof is ultra vires, the officers or representatives executing the documents or otherwise creating the Liabilities acted in excess of their authority, the Liabilities violate applicable usury laws, the Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Liabilities wholly or partially uncollectible from Borrower, the creation, performance or repayment of the Liabilities (or the execution, delivery and performance of any document or instrument representing part of the Liabilities or executed in connection with the Liabilities, or given to secure the repayment of the Liabilities) is illegal, uncollectible, legally impossible or unenforceable, or the Credit Agreement or other documents or instruments pertaining to the Liabilities have been forged or otherwise are irregular or not genuine or authentic;

         (e) Release of Obligors. Any full or partial release of the liability of Borrower on the Liabilities or any part thereof, of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Liabilities or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Liabilities in full without assistance or support of any other Person, and Guarantor has not been induced to enter into this Guaranty Agreement on the basis of a contemplation, belief, understanding or agreement that other parties other than the


                          -5-

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     Borrower  will be liable to perform the  Liabilities,  or the Lenders  will look to other parties to perform the Liabilities.

         (f)  Other Security.  The taking or
     accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Liabilities;

         (g) Release of Collateral, etc. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Liabilities;

         (h) Care and Diligence. The failure of the Agent, Lenders or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

         (i) Status of Liens. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Liabilities shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Liabilities;

         (j)  Payments Rescinded.  Any payment by
     Borrower to the Lenders is held to constitute a preference under the bankruptcy laws, or for any reason the Lenders are required to refund such payment or pay such amount to Borrower or someone else; or

         (k) Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Credit Agreement, the Liabilities, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Liabilities pursuant to the terms hereof; it being the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Liabilities when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Liabilities.



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     Section 2.9 Subrogation. Guarantor shall not enforce its rights against the
Borrower to any repayment by way of subrogation or by exercising its rights of contribution or reimbursement or the right to participate in any security now or hereafter held by or for the benefit of the Lenders until the Liabilities have been paid in full.


                         ARTICLE 3

         Representations, Warranties and Covenants

     Section 3.1 By Guarantor. In order to induce the Lenders to accept this Guaranty Agreement, Guarantor represents and warrants to the Lenders (which representations and warranties will survive the creation of the Liabilities and any extension of credit thereunder) that:

         (a) Benefit to Guarantor. Guarantor's guaranty pursuant to this Guaranty Agreement reasonably may be expected to benefit, directly or indirectly, Guarantor.

         (b) Existence. Guarantor is a partnership duly organized, legally existing and in good standing under the laws of the State of Delaware and is duly qualified in all jurisdictions wherein the property owned or the business transacted by it makes such qualification necessary.

         (c) Partnership Power and Authorization. Guarantor is duly authorized and empowered to execute, deliver and perform this Guaranty Agreement and all action on Guarantor's part requisite for the due execution, delivery and performance of this Guaranty Agreement has been duly and effectively taken.

         (d) Binding Obligations. This Guaranty Agreement constitutes valid and binding obligations of Guarantor, enforceable in accordance with its terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights).

         (e) No Legal Bar or Resultant Lien. This Guaranty Agreement will not violate any provisions of Guarantor's agreement of limited partnership, or any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Guarantor is subject, or result in the creation or imposition of any Lien upon any Properties of Guarantor.

         (f)  No Consent.  Guarantor's execution,
     delivery and performance of this Guaranty
     Agreement does not require the consent or approval of any other Person, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

         (g) Solvency. The Guarantor hereby represents that (i) it is not insolvent as of the date hereof and will not be rendered insolvent as a result of this Guaranty Agreement, (ii) it is not engaged in business or a transaction, or about to engage in a business or a transaction, for which any property or assets remaining with such Guarantor is unreasonably small capital, and (iii) it does not intend to incur, or believe it will incur, debts that will be beyond its ability to pay as such debts mature.

     Section 3.2 No Representation by Lenders. Neither the Lenders nor any other Person has made any representation, warranty or statement to the Guarantor in order to induce the Guarantor to execute this Guaranty Agreement.

     Section 3.3 Covenants.

         (a)  Debt.  The Guarantor will not incur,
     create, assume or suffer to exist any Debt, except:

                          (i) the Liabilities or other
         Indebtedness arising under the Loan
         Documents;

              (ii) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than 90 days past the invoice or billing date, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor;

              (iii) Debt under capital leases (as required to be reported on the financial statements of the Guarantor pursuant to GAAP) not to exceed, when combined with the Debt of the Borrower permitted under Section 9.01(d) of the Credit Agreement, $150,000 outstanding at any one time;

              (iv) other Debt of the Guarantor not to exceed, when combined with the Debt of the Borrower permitted under Section 9.01(g) of the Credit Agreement, $1,000,000 in the aggregate outstanding at any time (excluding Debt owed to Wachovia Bank of Georgia, N.A. under the Letter of Credit and Reimbursement Agreement dated June 25, 1996 between Borrower and Wachovia Bank of Georgia, N.A. pending issuance of the Replacement Letter of Credit); and

              (v) Debt of the Guarantor existing on the Closing Date disclosed on Schedule 3.3 hereof and any renewals or extensions (but not increases) thereof.

         (b) Liens. The Guarantor will not create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

              (i) Liens securing the payment of any
         Indebtedness or Liabilities; and

              (ii) Excepted Liens;

              (iii) Liens securing leases allowed
         under paragraph (a)(iii) above but only
         on the Property under lease; and

              (iv) Liens disclosed on Schedule
         3.3 hereof.

         (c) Investments, Loans and Advances. The Guarantor will not make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to:

              (i) investments, loans or advances
         reflected in the Financial Statements or which are disclosed to the Lenders;

              (ii) accounts receivable arising in the
         ordinary course of business;

              (iii) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

              (iv) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by Standard & Poors Corporation or Moody's Investors
         Service, Inc.;

              (v) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000.00 (as of the date of such Lender's or bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poors Corporation or Moody's Investors Service, Inc., respectively;

              (vi) deposits in money market funds
         investing exclusively in investments
         described in paragraphs (iii), (iv) or (v);

              (vii) other investments, loans or advances not to exceed, when combined with the investments, loans or advances of the Borrower permitted by Section 9.03 (g) of the Credit Agreement, $500,000 in the aggregate at any time.

         (d) Dividends, Distributions and Redemptions. The Guarantor will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its partnership interests now or hereafter outstanding, return any capital to its - partners or make any distribution of its assets to its partners, except that the Guarantor may make distributions to its partners provided that no Default shall have occurred and be continuing or would result from such distribution.

         (e) Sales and Leasebacks. The Guarantor will not enter into any arrangement, directly or indirectly, with any Person whereby the Guarantor shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby the Guarantor shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Guarantor intends to use for substantially the same purpose or purposes as the Property sold or transferred.

         (f) Limitation on Leases. The Guarantor will not create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal including capital leases), under leases or lease agreements which would cause the aggregate amount of all payments made by the Guarantor pursuant to all such leases or lease agreements to exceed, when combined with the payments made by the Borrower permitted by Section 9.07 of the Credit Agreement, $50,000 in any period of twelve consecutive calendar months during the life of such leases.

         (g) Sale or Discount of Receivables. The Guarantor will not discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

         (h)  Nature of Business.  The Guarantor
     will not allow any material change to be made in the character of its business.

         (i) Mergers, Etc. The Guarantor will not merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person.

         (j) Sale of Properties. The Guarantor will not sell, assign, convey or otherwise transfer any Property except for non Mortgaged Property and which shall not exceed, when combined with the sale, assignment, conveyance or transfer of any Property by the Borrower permitted by Section 9.14 of the Credit Agreement, $150,000 in the aggregate in any fiscal year.

         (k) Transactions with Affiliates. The Guarantor will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under the Credit Agreement, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

         (l)  Partnership Agreement.  The Guarantor
     will not amend or permit to be amended its partnership agreement without the prior written consent of the Majority Lenders.


                                    ARTICLE 4

                          Subordination of Indebtedness

     Section 4.1 Subordination of All Guarantor Claims. As used herein, the term "Guarantor Claims" shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligation of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower arising as a result of subrogation or otherwise as a result of Guarantor's payment of all or a portion of the Liabilities. Until the Liabilities shall be paid and satisfied in full and Guarantor shall have performed all of its obligations hereunder, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims. Notwithstanding the foregoing so long as no Default exists under the Credit Agreement, Guarantor may collect amounts due from Borrower in the ordinary course of business.

     Section 4.2 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor's relief, or other insolvency proceedings involving Borrower as debtor, the Lenders shall have the right to prove their claim in any proceeding, so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to the Lenders. Should the Agent or any Lender receive, for application upon the Liabilities, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment in full of the Liabilities, Guarantor shall become subrogated to the rights of the Lenders to the extent that such payments to the Lenders on the Guarantor Claims have contributed toward the liquidation of the Liabilities, and such subrogation shall be with respect to that proportion of the Liabilities which would have been unpaid if the Agent or a Lender had not received dividends or payments upon the Guarantor Claims.

     Section 4.3 Payments Held in Trust. In the event that notwithstanding Sections 4.1 and 4.2 above, Guarantor should receive any funds, payments, claims or distributions which is prohibited by such Sections, Guarantor agrees to hold in trust for the Lenders an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Agent, and Guarantor covenants promptly to pay the same to the Agent.

     Section 4.4 Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of the Liabilities, regardless of whether such encumbrances in favor of Guarantor, the Agent or the Lenders presently exist or are hereafter created or attach. Without the prior written consent of the Majority Lenders, Guarantor shall not (a) exercise or enforce any creditor's right it may have against the Borrower, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any lien, mortgages, deeds of trust, security interest, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.

     Section 4.5 Notation of Records. All promissory notes, accounts receivable ledgers or other evidence of the Guarantor Claims accepted by or held by Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty Agreement.

                         ARTICLE 5

                                  Miscellaneous

     Section 5.1 Successors and Assigns. This Guaranty Agreement is and shall be in every particular available to the successors and assigns of the Lenders and is and shall always be fully binding upon the legal representatives, heirs, successors and assigns of Guarantor, notwithstanding that some or all of the monies, the repayment of which this Guaranty Agreement applies, may be actually advanced after any bankruptcy, receivership, reorganization, death, disability or other event affecting Guarantor.

     Section 5.2 Notices. Any notice or demand to Guarantor under or in connection with this Guaranty Agreement may be given and shall conclusively be deemed and considered to have been given and received in accordance with Section
12.02 of the Credit Agreement, addressed to Guarantor at the address on the signature page hereof or at such other address provided to the Agent in writing.

     Section 5.3 Business and Financial Information. The Guarantor will promptly furnish to the Agent and the Lenders from time to time upon request such information regarding the business and affairs and financial condition of the Guarantor and its subsidiaries as the Agent and the Lenders may reasonably request.

     Section 5.4 Construction. This Guaranty Agreement is a contract made under and shall be construed in accordance with and governed by the laws of the State of Texas.


     Section 5.5 Invalidity. In the event that any one or more of the provisions contained in this Guaranty Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Guaranty Agreement.

     Section 5.6 ENTIRE AGREEMENT. THIS WRITTEN GUARANTY AGREEMENT EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE LENDERS AND THE GUARANTOR AND SUPERSEDES ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS WRITTEN GUARANTY AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     WITNESS THE EXECUTION HEREOF, as of this the 14th day of February, 1997.

                           KINDER MORGAN ENERGY PARTNERS, L.P.

                           By:  Kinder Morgan G.P., Inc.,
                                its General Partner




                                By:____________________________
                                   Name:  Thomas B. King
                                   Title: President

                                   Address: 1301 McKinney
                                            Suite 3450
                                            Houston, Texas 77010

                                   Telecopier No.: (713) 844-9570
                                   Telephone No.: (713) 844-9500
                                   Attention:   Richard D. Kinder